UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 21, 2025

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Senior Secured Promissory Note, dated as of January 21, 2025

As previously disclosed, on September 21, 2023, Oramed Pharmaceuticals Inc. (the “Company”) entered into and consummated the transactions contemplated by a Securities Purchase Agreement (the “Scilex SPA”) with Scilex Holding Company (“Scilex”) and Acquiom Agency Services LLC (the “Agent”). Pursuant to the Scilex SPA, in exchange for Scilex assuming certain outstanding obligations of Sorrento Therapeutics, Inc., Scilex issued to the Company a Senior Secured Promissory Note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Tranche A Note”), as well as certain warrants to purchase shares of common stock of Scilex. To date, an aggregate of $94,200,000 of the original principal amount under Tranche A Note has been repaid or refinanced and the remaining principal amount owed by Scilex to the Company is $7,675,000 under the Tranche A Note. The foregoing descriptions of the Scilex SPA and the Tranche A Note and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the copies of the Scilex SPA and the Tranche A Note attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on September 26, 2023, and are incorporated herein by reference.

On January 21, 2025, the Company, Scilex and SCLX Stock Acquisition JV LLC (“SCLX JV”) entered into an amendment to the Tranche A Note (the “Amendment”) pursuant to which, among other things, the Company and Scilex agreed to extend the maturity date of the Tranche A Note from March 21, 2025 to December 31, 2025 (the “Extended Maturity Date”), among certain other changes. Interest on the Tranche A Note will continue to accrue and be due and payable on the Extended Maturity Date. In consideration for the extension, SCLX JV agreed to transfer 3,250,000 shares of Scilex common stock, par value $0.0001 per share, held by SCLX JV to the Company.

In addition to the extension of the maturity date, pursuant to the Amendment, the parties also agreed to amend the definition of “Cash Sweep Financing” in the Tranche A Note to remove certain specific exclusions of indebtedness previously present in such definition, and further agreed that prior to Payment in Full of the First Out Priority Obligations (each as defined in that certain Agreement Among Holders (the “Agreement Among Holders”), dated as of October 8, 2024, between the Company and the other holders of the Tranche B Notes (as defined below)), any prepayment required pursuant to Section 2(g) of the Tranche A Note may be waived in the Company’s sole discretion and, in such case, the Company shall have the unilateral option to instead direct Scilex to prepay the Last Out Holders (as defined in the Agreement Among Holders) and apply such amount to either, in the Company’s sole discretion, (A) the outstanding principal amount of that certain Tranche B Senior Secured Convertible Note (the “Tranche B Notes”), dated as of October 8, 2024 held by the Company or (B) the outstanding principal amount of all of the Tranche B Notes in accordance with each Last Out Holder’s Last Out Pro Rata Share (as defined in the Agreement Among Holders) at such time. In addition, the parties agreed to add an additional covenant to the Tranche A Note, preventing any increase in compensation or additional incentive equity awards to any officer, director or member of senior management of Scilex or Scilex’s subsidiaries while the Tranche A Note remains outstanding.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Amendment to Senior Secured Promissory Note, dated January 21, 2025, by and among Scilex Holding Company, Oramed Pharmaceuticals Inc., and SCLX Stock Acquisition JV LLC.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	President and CEO

January 22, 2025

2